EXHIBIT 10.28

                         SWITCHBOARD SERVICES AGREEMENT
                         ------------------------------


THIS SWITCHBOARD SERVICES AGREEMENT (the "Agreement) is made and entered into as of this 1stday of April, 2003 (the "Effective Date") by and between Switchboard
        ---
Incorporated, a Delaware corporation having its principal place of business at 120 Flanders Road, Westboro, MA 01581 ("Switchboard"), and YP.Net, Inc. a Nevada corporation having its principal place of business at 4840 E. Jasmine #110, Mesa, Arizona 85205 ("YP.Net").

WHEREAS, Switchboard operates an online, interactive yellow pages directory service (the "Switchboard Yellow Pages Services," as further defined herein) accessible via the Internet at www.switchboard.com, as such web site may be
                               -------------------
modified during the Term of this Agreement, or any successor site thereto as may be designated by Switchboard and approved by YP.Net from time to time; which approval shall not be unreasonably withheld (the "Switchboard Site"); and

WHEREAS, through the Switchboard Site and other means, Switchboard offers to merchants a variety of Internet advertising services ("Directory Ads," as further defined herein); and

WHEREAS, YP.Net owns and operates an online yellow pages directory service accessible via the Internet at www.yp.net (and accessible through other
                               ----------
forwarded urls including www.Yellow-Page.Net) as such web site may be modified
                         -------------------
during the Term of this Agreement or any successor site thereto as may be designated by YP.Net and approved by Switchboard from time to time, which approval shall not be unreasonably withheld (the"YP.Net Site"); and

WHEREAS, through the YP.Net Site and other means, YP.Net offers to its merchant customers ("YP.Net Merchants," as further defined herein) certain Internet advertising services; and

WHEREAS, YP.Net desires to market, promote, offer, provide and/or sell to YP.Net Merchants the Directory Ads, as provided herein; and

WHEREAS, Switchboard desires to expand its base of Directory Ad subscribers through this Agreement, pursuant to which YP.Net may market, promote, provide, offer and sell the Switchboard Directory Ads to YP.Net's merchant customers through sales efforts by YP.Net's sales force, through YP.Net's telemarketing efforts and through other means as described herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Switchboard and YP.Net agree as follows:

1.0  TERMS  AND  CONDITIONS

     The terms and conditions set forth in the following Schedules (and the Exhibits thereto) are attached hereto and incorporated herein by reference, and shall govern the provision of such Switchboard Directory Ads:

     SCHEDULE A     SWITCHBOARD DIRECTORY ADS
     SCHEDULE B     GENERAL TERMS AND CONDITIONS

IN WITNESS WHEREOF, Switchboard and YP.Net have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SWITCHBOARD INCORPORATED          YP.NET DIRECTORIES, INC.


By:  /s/  Mark Canon                By:  /s/  Debra Johnson
    ----------------------------       ----------------------------

Name:  Mark Canon                   Name:  Debra Johnson
    ----------------------------         ----------------------------

Title:  VP Business Development     Title:  V.P. corp image
      ----------------------------        ----------------------------

                                   SCHEDULE A
                                   ----------
                            SWITCHBOARD DIRECTORY ADS
                            -------------------------


1.0  DEFINITIONS

"Directory Ad" shall mean an advertisement to be sold and or provided by YP.Net
--------------
to YP.Net Merchants hereunder, for display in the "Featured Listing" section (sometimes referred to as "Local Advertiser" section) or comparable area of the Switchboard Yellow Pages Service displayed in all cases before the "All Businesses", or Free Listing Section; which may be hyperlinked to a web site of a YP.Net Merchant; which shall be searchable by such criteria as category and geographic locations, and by business attributes that are provided; with placement in one (1) Yellow Pages category; and shall appear when the respective YP.Net Merchant's location is within the city or town specified in the User query. Directory Ads shall appear when the respective advertiser's listing results is shown within the category search, proximity search and business name search, if applicable, in the Switchboard Yellow Pages Service. Additional functions and features, including size of Directory Ads and quantity of enhanced data attributes displayed in the ads shall be subject to Switchboard's determination and subject to such modifications to such advertisements as Switchboard may implement from time to time, but shall be no less than other Directory Ads in the same section. Directory Ads sold and or placed by YP.Net pursuant to this Agreement shall be distributed and displayed through the Switchboard Site, and also through such Switchboard Affiliated Sites that display enhanced directory content as may be determined by Switchboard. Directory ads shall appear in the form of a business Featured Listing, including business name, business address, business telephone number, and optional Directory elements such as web site address, e-mail address, toll free numbers, fax number, one (1) line of promotional text to appear under the business name, hours of operation, Enhanced Data, and may include a link to a "mini Web Page" service hosted by YP.net, with placement in the Featured Listing section of the Yellow Pages results screen, substantially as depicted in the screen shot attached hereto as EXHIBIT "A".

"Directory Ad Management Tool" shall mean Switchboard's proprietary online Order
------------------------------
insertion tool to which YP.Net will be granted access for the purpose of creating and managing Directory Ads hereunder, and YP.Net's use of which shall be solely pursuant to the terms and conditions of Switchboard's or its licensor's standard terms of use for such Tool.

"Order" shall mean a YP.Net Merchant's order to obtain a Switchboard Directory
-------
Ad that is generated pursuant to YP.Net's Marketing Efforts established hereunder.

"Switchboard Affiliated Sites" shall mean third party web sites linking to and
------------------------------
displaying content from the Switchboard Site through private label, co-branded, or sub-branded interfaces or otherwise pursuant to written agreements with Switchboard.

businesses and other entities located in the United States, such as names, addresses, telephone numbers, and advertisements, as such service may be modified from time to time during the Term.

"YP.Net Merchant" shall mean merchant customers of YP.Net, to which YP.Net may
-----------------
market, promote, provide, offer and or sell Switchboard Directory Ads as provided herein; however YP.Net may not intentionally market, promote, provide, offer or sell to YP.Net merchants that are also existing Switchboard Directory Ad customers.

"YP.Net Merchant Content" shall mean such trademarks, trade names, service
-------------------------
marks, logos, advertising collateral and other content or materials provided by YP.Net or their Merchants for the creation of Directory Ads hereunder.

2.0  PROMOTION  AND  SALE  OF  SWITCHBOARD  DIRECTORY  ADS

2.1  Right to Market and Sell Directory Ads. During the Term, YP.Net shall
     --------------------------------------
     have the non-exclusive, non-assignable (except as provided in Section 11.1 of SCHEDULE B attached hereto) right to independently solicit, enter into agreements with and or provide YP.Net Merchants which result in such YP.Net Merchants receiving the benefit of the YP.Net purchased Directory Ads from Switchboard. YP.Net shall not misrepresent to any YP.Net Merchant the operation and functions of the Directory Ads. Notwithstanding the foregoing, Switchboard shall reframe itself, and its contractors, agents, represents and other third parties engaged for that purpose from intentionally soliciting orders from YP.Net Merchants, for Directory Ads.

2.2  Marketing Effort. Throughout the Term, YP.Net shall use commercially
     ----------------
     reasonable efforts to market, promote, offer and sell the Directory Ads though the YP.Net Site, YP.Net's sales force, telemarketing efforts, direct mail and/or such other methods as the parties may mutually agree upon form time to time during the Term (the "Marketing Efforts"). In no event, however, shall YP.Net knowingly market, promote, provide, offer sell Directory Ads to existing Switchboard Directory Ad customers. In the event that it is discovered that YP.Net has placed an Order that involves an existing Switchboard Directory Ad customer, such Order shall be cancelled and removed immediately.

2.3  Miscellaneous. Switchboard shall provide YP.Net with such technical
     -------------
     specifications, documentation and such other information and assistance as may be reasonable necessary to assist YP.Net with the Marketing Effort, including necessary and sufficient documentation for YP.Net to accurately represent to each YP.Net Merchant the operation and functions of the Switchboard Directory Ads as required by Section 2.1, above.

3.0  ORDERS FOR SWITCHBOARD DIRECTORY ADS; GENERAL

3.1  Advertising Content Policy. All orders for Switchboard Directory Ad
     --------------------------
     Orders generated by YP.Net are subject to acceptance by Switchboard. Switchboard reserves the right, in its reasonable discretion, to reject any Order that is, or contains a link to any content that is, offensive, defamatory, indecent, obscene, trade libelous, threatening or harassing, harmful to minors, child pornographic or that contains illegal content as defined by applicable federal, state, county and local laws, or that may violate Switchboard's Content Policy, as the same may be modified or updated by Switchboard from time to time, the current version of which is set forth in EXHIBIT B attached hereto.

     Switchboard shall notify YP.Net of any Order so rejected within five (5) business days of such rejection. YP.Net shall have the option to remedy the rejected Order with a substitute Order that complies with the standards set forth in this Section 3.1. Any substitute Orders placed by YP.Net shall be subject to further review by Switchboard as provided in this Section 3.1.

3.2  Customer Support. Through the use of the Directory Ad Management Tool
     ----------------
     or such other means as YP. Net may determine, YP.Net shall be responsible for handling and responding to all YP.Net Merchant inquiries relating to Orders for Directory Ads sold pursuant to this Agreement.

3.3  Payment of Invoices. Switchboard invoices for Orders shall be paid by
     -------------------
     YP.Net within thirty (30) days of the date of invoice. Invoices not paid within such period shall be subject to a late payment charge of 1.5% per month (or the maximum rate permitted by law, whichever is lower) on the outstanding balances thereof, accruing from the due date. Payment of a late payment charge by YP.Net shall not affect any other remedy available to Switchboard. In the event an invoice by Switchboard to YP.Net remains unpaid, in whole or in part, for a period of sixty (60) days past its due date, Switchboard may, at its option and in addition to any right or remedy available to Switchboard under this Agreement, cancel any or all unpaid Orders submitted by YP.Net.

3.4  Taxes. Any pricing for Orders provided herein may not include any
     -----
     applicable sales or use taxes that may be levied thereon. If applicable, the invoicing and collecting party shall, in addition to the payments required hereunder, pay all sales, use, transfer or other taxes, whether federal, state or local, however designated, which are levied or imposed on an Order, excluding however designated, which are levied or imposed on an Order, excluding however, income taxes on profits which may be levied against the other party. The invoicing and collecting party shall be responsible for providing, in a timely manner, all reasonable documentation in the nature of exemption certificates or otherwise, necessary to allow the other party to refrain from collections such as sales tax, that it would otherwise be obligated to make.

4.0  ORDERS FOR DIRECTORY ADS

4.1  Directory Ad Pricing. YP.Net shall be responsible for and shall have
     --------------------
     sole discretion in determining the prices to be charged to YP.Net Merchants from time to time for Orders for Directory Ads placed hereunder (the "Directory Ad Pricing").

4.2  Contracts with YP.Net Merchants. YP.Net shall be solely responsible for
     -------------------------------
     having each YP.Net Merchant execute any necessary written agreement (or an enforceable equivalent) permitting the placement of a Directory Ad Order hereunder which, when executed, shall be a contract between YP.Net and the respective YP.Net Merchant. YP.Net hereby grants to Switchboard (and all Directory Ad agreements between YP.Net and YP.Net Merchants shall include) a worldwide, non-exclusive license and right to copy, display, transmit, and publish the Directory Ads, including all YP.Net Merchant Content, submitted to Switchboard hereunder, for display to users of the Switchboard Site and the Switchboard Affiliated Sites. The following provisions shall apply to all Directory Ad Orders:

     SWITCHBOARD'S SOLE OBLIGATION TO YP.NET OR TO YP.NET MERCHANTS WITH RESPECT TO ANY ERROR OR OMISSION RELATING TO THE ACCEPTANCE OF ANY ORDER AND PUBLICATION OF ANY CONTENT THEREING SPECIFIED, INCLUDING THE PROVISION OF ANY REPORT OR CATEGORY LISTINGS, SHALL BE THE CORRECTION OF SUCH ERROR OR OMISSION.

     SWITCHBOARD RESERVES THE RIGHT TO REFUSE OR TO CANCEL PUBLICATION OF THE CONTENT OF ANY ORDER FOR DEFAULT BY YP.NET UNDER YP.NET'S AGREEMENT WITH SWITCHBOARD.

4.3  Insertion and Submission of Orders. Directory Ad Orders shall be
     ----------------------------------
     inserted and/or submitted by YP.Net directly through the use of the Directory Ad Management Tool or by the transfer of such listing data and elements to Switchboard, also through the Directory Ad Management Tool, in a database format outlined in the Merchant Management Tool User's Guide, for batch Directory Ad insertion and or removal at yp.net discretion. YP.Net shall be solely responsible for correcting any Directory Ads which are excepted (that is, do not match exactly with Switchboard listing information for the same merchant) during the initial database load and any subsequent loadings.

4.4  Placement and Hosting of Directory Ads. YP.Net shall ensure that each
     --------------------------------------
     Directory Ad is correctly placed within the applicable Yellow Pages category. If, in Switchboards; reasonable judgment, a Directory Ad is not correctly placed YP.Net shall, upon notice form Switchboard, replace such Directory Ad to the correct category or categories. Switchboard shall maintain and control the Switchboard Yellow Pages Service. All Directory Ads placed hereunder shall be hosted on Switchboard's servers.

4.5  Directory Ad Management Tool License, Training and Support. Switchboard
     -----------------------------------------------------------
     will provide YP.Net with a single session of telephone training or on-line training on the use of the Directory Ad Management Tool, no to exceed training for two (2) individuals or four (4) total hours of training each year during the Term of this Agreement, or for such additional number of people and with such other scheduling at Switchboard may agree upon in its reasonable discretion. To assist YP.Net with any questions on the use of the Directory Ad Management Tool, Switchboard will provide support, via e-mail, as outlined in the Merchant Management Tool User's Guide. Switchboard hereby grants to the YP.Net a non-exclusive, royalty free, object code only license to use the Directory Ad Management Tool solely for the purposes of this Agreement and solely pursuant to Switchboard's or its licensor's terms of use for the Tool.

4.6  Merchant Invoices and Collection. YP.Net shall be solely responsible
     ---------------------------------
     for invoicing and collecting all Directory Ad Pricing from YP.Net Merchants with respect to Orders hereunder.

4.7  Directory Ad Hosting Fees. Commencing as of the Effective Date, YP.Net
     --------------------------
     shall pay Switchboard a guaranteed monthly fee of twenty thousand dollars ($20,000) for up to 250,000 Directory Ad Orders in place, and additional fees for any additional Directory Ad Orders (the "Directory Ad Hosting Fees"), as follows:

NUMBER OF DIRECTROY ADS                           DIRECTORY AD HOSTING FEE
--------------------------------------  --------------------------------------------
HOSTED DURING THE MONTH
--------------------------------------

                                        YP.Net shall pay a guaranteed minimum
                                        monthly Hosting Fee of $20,000, whether
                                        all 250,000 Directory Ads are used or not.
                                        Such guaranteed minimum Hosting Fee
                                        shall be invoiced by Switchboard as the fist
Between 0 and 250,000 Directory Ads     day of each month.


                                        An additional Hosting Fee of $0.08 per
                                        Directory Ad per month.  Such additional
                                        Hosting Fees shall be invoiced by
                                        Switchboard in the month following the
For additional Directory Ads in excess  month in which such additional Hosting
Of 250,000                              Fees are accrued.

     Such Directory Ad Hosting Fees shall apply to each Directory Ad as of the date of its creation as provided herein until its deletion. Such Directory Hosing Ad Fees shall be due and payable as provided in Section 3.3 above, Each invoice shall be categorized by YP.Net Merchant.

4.8  Directory Ad Terms. Each Directory Ad place hereunder and outstanding
     -------------------
     at the time of the expiration or termination of this Agreement shall be removed and deleted from the Switchboard Yellow Pages Service of the Switchboard Site and Switchboard Affiliated Sites at the time of such expiration or termination.

                                   SCHEDULE B
                                   ----------
                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

1.0  DEFINITIONS

"Term" shall have the meaning set forth in Section 9.0 hereof.
 ----

Capitalized terms not defined in this Schedule B but used herein shall have the meaning ascribed to them elsewhere within this Agreement.

2.0  EXCLUSIVITY

2.1  No Exclusivity Provided by Switchboard. YP.Net acknowledges and agrees
     ---------------------------------------
     that Switchboard may contract with-other marketing representatives or any third party with respect to the marketing, promoting, offering or selling of any of the Switchboard Directory Ads or services similar thereto, including without limitation competitors of YP.Net. In the case of a dispute YP.Net and other third party sellers of Switchboard Directory Ads involving overlapping or conflicting Orders with respect to the same merchant, the first Order submitted to and received by Switchboard shall be deemed the sole Order. Switchboard reserves the right to implement new sales channels using different terms and conditions, offer new and different products, subject to the terms of this Agreement, as Switchboard may deem necessary.

3.0  INTELLECTUAL PROPERTY

3.1  Technology. YP.Net acknowledges and agrees that Switchboard or its
     ----------
     licensors own all right, title, and interest in and to all patents, copyright, trademarks, trade secrets and other intellectual property rights in the Switchboard Site, the Switchboard Yellow Pages Serviced, and the Switchboard Directory Ads (excluding YP.Net Merchant Content), the Directory Ad Management Tool, and any software provided to YP.Net in connection with this Agreement. YP.Net shall take no action inconsistent with such ownership and shall not attempt to register any intellectual property described above in any jurisdiction. Similarly, Switchboard acknowledges and agrees that YP.Net or its licensors own all right, title, and interest in and to all patents, copyright, trademarks, trade secrets and other intellectual property rights in the Yp.Net Site. Switchboard shall take no action inconsistent with such ownership and shall not attempt to register any intellectual property described above in any jurisdiction.

3.2  Trademarks. Each party hereby grants to the other, for the terms of this
     ----------
     Agreement, a non-exclusive, royalty-free license to use any trademarks or logos provided to the other party, subject to the respective owner's prior approval and revisions in each instance, only for the purposes permitted by this Agreement and further subject to the respective owner's right to control the quality of any service offered under its trademark or logo, such that the service meets the standards the public has come to associate with such party's trademarks and logos.
Neither party, by virtue of this Agreement, shall obtain or claim any right, title, or interest in or to the other party's name, trademarks, service marks or logos, except the right of use as specified herein, and the parties hereby acknowledge and agree that all such use shall inure to the benefit of the respective owner.

3.3  Proprietary Notices. Neither party shall alter or remove any printed or
     --------------------
     on-screen copyright, trademark, or other proprietary or legal notices place by the other party in its web site or as other wise provide herein.

3.4  Ownership and Use of User Data. As between the parties, Switchboard
     -------------------------------
     shall be the sole and exclusive owner of all right, title and interest in any and all data compiled or obtained by either party in connection with the User's use of the Switchboard Site, the Switchboard Affiliated Sites and the Switchboard Yellow Pages Services as provided herein.

3.5  YP.Net Merchant Data. Each party will treat merchant data (that is,
     --------------------
     information given by YP.Net Merchants in connection with placing Orders) provided by the other party or jointly collected ("YP.Net Merchant Data") strictly in accordance with all applicable laws, their respective terms of use and privacy policies and with the same level of confidence that it treats its own merchant data. As between the parties, YP.Net Merchant Data and marketing methods, whether collected by YP.Net or Switchboard pursuant to the terms of this Agreement. Nothing in this Section 3.5 shall obligate either party to track, maintain or compile information that is not customarily tracked by such party in the ordinary course of its business.

4.0  PUBLICITY

     Each party shall have the right to create and publish its own press release announcing the execution of this Agreement and the relationship between the parties established hereunder, subject to the prior written approval of the other party, which approval shall not be unreasonably withheld. The parties may, but shall not have the obligation to, create and publish a joint press release announcing the execution of this Agreement and the relationship between the parties. Each party shall have the right to publish any such initial press releases, or portions thereof, in trade publications, magazines and other publications of its choice. The parties agree that thereafter, except as otherwise mutually agreed, or as required by law, neither party shall make any written public statement, including without limitation in marketing materials or press releases, using the other party's trade name or trademarks or referring to this Agreement or the relationship created hereunder, without the prior approval of the other party, which approval shall not be unreasonably withheld. Switchboard and YP.Net will not disclose the material terms of this Agreement in any circumstance, unless required by law. This provision shall not limit or prevent YP.Net from using or disclosing non-confidential information, such as the distribution that YP.Net Merchants will receive as a result of a purchasing Switchboard Directory Ads.

5.0  DISCLAIMER OF WARRANTIES

     NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES, OR GUARANTEES OF ANY KIND AS TO ANY MATTER, EITHER EXPRESS OR IMPLIED, WHICH ARE NOT EXPRESSLY MADE IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.0  CONFIDENTIALITY

6.1  Confidential Information. Notwithstanding any non-disclosure or
     ------------------------
     confidentiality agreement signed by the parties with respect to any initial discussions prior to the Effective Date, Switchboard and YP.Net each agrees and acknowledges that in order to further the performance of this Agreement, they may be required to disclose to each other certain confidential information, including but not limited to information concerning either party's online services and web sites, technology, software, tools, business, or plans and methods, financial information other confidential information, all of which shall be deemed "Confidential Information" for the purposes of this Section if, with the respect to such information disclosed in tangible form, it is marked "Confidential" or its equivalent, and, with respect to such information disclosed orally, it is identified as confidential at the time of disclosure. Marketing methods used by YP.Net in connection with the Marketing Efforts, and the results of the Marketing Efforts, as well as Merchant Data as provided in Section 3.5, above, shall be deemed the Confidential Information of YP.Net.

6.2  Protection of Confidential Information. During the term of this
     ---------------------------------------
     Agreement and for a period of two years after the expiration or termination thereof, the receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilize with respect to its own similar proprietary information, but in no even less than a reasonable standard of care, including without limitation agreeing:

     a. Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except such disclosure or access shall be permitted to (i) an employee of the receiving party (or wholly owned or wholly owing affiliated entity of the receiving party) requiring access to the Confidential Information in the course of his or her employment in connection with this

          Agreement and who has signed an agreement obligating the employee to maintain the confidentiality of the confidential information of third parties in the receiving party's possession; or (ii) a director, legal advisor, or financial advisor of the recipient party hereunder, provided that such parties are bound to maintain the confidentiality of such information and provided further that they are permitted to use such Confidential Information only for the purposes of carrying out their fiduciary or other advisory responsibilities on behalf of the pry hereto from which it received such Confidential Information;

     b. To notify the disclosing party promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the Confidential Information or any part thereof at any location or by any person or entity other that those authorized by this Agreement; and

     c. Not to use the Confidential Information for any purpose other than as explicitly set forth herein.

6.3  Exceptions. Nothing in this Section 6.0 shall restrict the receiving
     ----------
     party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (a) was rightfully possessed by the receiving party before it was received from the disclosing party: (b) is independently developed by the receiving party without reference to the disclosing party's information or data: (c) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure: or (d) is or becomes public or available to the general public otherwise than through any act or default of the receiving party. Each party reserves to itself its proprietary marketing method rights.

7.0  INDEMNIFICATION

7.1  Indemnification by Switchboard. Switchboard shall indemnify, defend,
     -------------------------------
     and hold YP.Net harmless from and against any and all losses, expensed, damages, liabilities, taxes, penalties, assessments, judgments, and costs (including reasonable attorneys' fees) (collectively, "Liabilities") arising out of any third party claims, actions or proceedings brought against YP.Net so far as same are based upon (i) a claim that all or any portion of or content within the Switchboard Site, the Switchboard Yellow Pages Services, the Directory Ads (excluding any YP.Net Merchant Content), the Directory Ad Management Tool, or any software provided by Switchboard to YP.net hereunder (in each case, in the form provided by Switchboard) infringes any U.S. patent, copyright, trade secret, trademark or other intellectual property right, or any other personal or property right, or
     (ii) a material breach by Switchboard of this Agreement; provided that YP.Net provides Switchboard with prompt written notice of any
     ------
     claims and reasonable assistance and sole authority to defend or settle such claims. Switchboard shall have no obligation pursuant to this Section 7.1 to the extent that such Liabilities arise out of the material breach, gross negligence or willful misconduct of YP.Net. If any portion of or content within the Switchboard Site, the Switchboard Yellow Pages Serviced, the Directory Ads (excluding any YP.Net Merchant Content), the Directory Ad Management Tool, or any software provided hereunder is, or in Switchboard's reasonable opinion is likely to become, the subject of an injunction preventing its use as contemplated herein, Switchboard may, at its option, (1) procure for YP.Net the right to continue using such software or services; (2) replace or modify such software or services so that it becomes non-infringing; or, if the remedies in (1) or (2) are not reasonably available to Switchboard despite Switchboard's commercially reasonable efforts, terminate YP.Net's right to use such software or services. This Section 7.1 set forth Switchboard's sole liability and YP.Net's and the sole remedy with respect to any claims of intellectual property infringement relating to this Agreement.

7.2  Indemnification by YP.Net. YP.Net shall indemnify, defend, and hold
     -------------------------
     Switchboard harmless from and against any and all losses, expenses, damages, liabilities, taxes, penalties, assessments, judgments, and costs (including reasonable attorneys' fees) (collectively, "Liabilities") arising out of any third party claims, actions or proceedings brought against Switchboard so far as same are based upon (i) a claim that all or any portion of or content within the YP.Net Site or the YP.Net Merchant Content (in each case, in the form provided by YP.Net) infringes any U.S. patent, copyright, trade secret, trademark or other intellectual property right, or any other personal or property right, (ii) a material breach by YP.Net of this Agreement; provided that Switchboard
                                             -------------
     provides YP.Net with prompt written notice of any claims and reasonable assistance and sole authority to defend or settle such claims. YP.Net shall have no obligation pursuant to this Section 7.2 to the extent that such Liabilities arise out of the material breach, gross negligence or willful misconduct of Switchboard. This Section sets forth YP.Net's sole liability and Switchboard's sole remedy with respect to claims of intellectual property infringement relating to this Agreement.

8.0  LIMITATION OF LIABILITY

     EXCEPT AS PROVIDED IN SECTION 6.0 (CONFIDENTIALITY) AND IN SECTION 7.0 (INDEMNIFICATION), IN NO EVENT SHALL EITHER PARTY HEREUNDER BE LIABLE TO THE OTHER, OR TO ANY PARTY CLAIMING THROUGH SUCH OTHER PARTY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, OR FOR ANY LOSS O PROFITS OR SALES OR LOSS OF OR DAMAGE TO DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

     EXCEPT AS PROVIDED IN SECTION 6.0 (CONFIDENTIALITY) AND SECTION 7.0 (INDEMNIFICATION), AND EXCEPT WITH RESPECT TO AMOUNTS OWED TO THE OTHER PARTY UNDER THE REVENUE SHARING PROVISIONS CONTAINED HEREIN, THE MAXIMUM LIABILITY OF EITHER PARTY HEREUNDER SHALL BE THE GREATER OF FIFTY THOUSAND DOLLARS ($50,000) OR THE AGGREGATE AMOUNT RECEIVED BY SWITCHBOARD PURSUANT TO THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE UPON WHICH THE CAUSE OF ACTION AROSE.

9.0  TERM AND TERMINATION

9.1  Term; Renewal. This Agreement shall commence as of the Effective Date
     -------------
     and shall remain in full force and effect for an initial period of one (1) year (the "Initial Term") unless earlier terminated as provided herein. After the Initial Term, this Agreement shall renew for successive one (1) year periods (each a "Renewal Term"), unless either party provides notice of termination to the other party no later than thirty (30) days prior to the expiration of the then current Term. The Initial Term and any and all Renewal Terms shall be collectively referred to herein as the "Term."

9.2  Termination. This Agreement may be terminated prior to the expiration
     -----------
     of its term:

     a. By either party in the event the other party materially breaches this Agreement and the breaching party fails to cure such breach within thirty (30) days of written notice of such breach from the non-breaching party; or

     b By either party immediately in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of the other party's property, or if the other party files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against the other party and is not dismissed within ninety (90) days.

9.3  Return of Confidential and Proprietary Materials. In the event of
     ------------------------------------------------
     termination of this Agreement, each party shall immediately either (a) destroy and certify the same, or (b) return to the other party, all of the disclosing party's confidential or proprietary materials provided hereunder.

9.4  Fulfillment of Orders. Each Directory Ad placed hereunder and
     ---------------------
     outstanding at the time of such expiration or termination shall be removed and deleted from the Switchboard Yellow Pages Service of the Switchboard Site and Switchboard Affiliated Sites at the time of such expiration or termination.

10.0 NOTICES

     Any notice or communication from one party to the other shall be in writing and either personally delivered or sent (a) via certified mail, postage prepaid and return receipt requested, (b) via overnight carrier with a national reputation which tracks receipt, or (c) via facsimile with confirmation sent via one of the other allowable means, in each case, addressed to such other party at the address specified below or such other address as either party may from time to time designate in writing to the other party. All notices shall be effective upon receipt.

     If to Switchboard:  Switchboard Incorporated
                         120 Flanders Road
                         Westboro, Massachusetts 01581
                         Fax: (508) 898-8222
                         Attn: President

     With a copy to:     Switchboard Incorporated
                         120 Flanders Road
                         Westboro, Massachusetts 01581
                         Fax: (508) 898-8222
                         Attn: General Counsel

     If to YP.Net:       YP.Net, Inc.
                         4840 E. Jasmine #110
                         Mesa, AZ 58205
                         Fax: 480-860-0800 &
                         Fax: 602-532-7813
                         Attn: Greg Crane

     With a copy to:     Law Offices of Lewis & Rocca, LLP
                         40 N. Central Ave.
                         Phoenix, AZ 85004
                         Fax: 602-734-3865
                         Attn: Randy Papetti

11.0 GENERAL PROVISIONS

11.1 Assignment. This Agreement and the rights and responsibilities
     ----------
     hereunder may not be assigned or otherwise transferred, in whole or in part, by either party without the prior written consent of the other, which shall not be unreasonably withheld, except that either party may assign this Agreement in its entirety to an entity purchasing all or substantially all of the equity or assets of such party.

11.2 Force Majeure. Except for the obligation to pay all charges when due
     -------------
     and owing hereunder, either party shall be excused from performance hereunder if its performance is prevented by acts or events beyond the party's reasonable control including, but not limited to, acts of God, strikes or other labor unrest, failures of any telecommunications service provider, power failure, civil or military emergencies, or acts of legislative, judicial, executive, or administrative authorities.

11.3 Waiver. The waiver by either party of a breach or default of any
     ------
     provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power, or privilege by such party

11.4 Governing Law. This Agreement shall be construed and enforced in
     -------------
     accordance with the laws, excluding the conflict of laws provision, of the Commonwealth of Massachusetts.

11.5 Independent Contractors. This Agreement is not intended, nor should
     -----------------------
     anything herein be construed, to create the relationship of partners, joint ventures, principal and agent, employer and employee, or any other fiduciary relationship between Switchboard and YP.Net. The relationship of the parties hereto shall be that of independent contractors.

11.6 Entire Agreement; Amendment. This Agreement, including all Exhibits
     ---------------------------
     hereto which are hereby incorporated by reference, represents the entire Agreement between Switchboard and the YP.Net with regard to the subject matter hereof, and any prior agreement, understanding, representation, or past dealings between the parties with respect to the matters covered hereunder, whether such prior activity had been in writing or expressed verbally. This Agreement may be amended only by a written document signed by authorized representatives of both parties.

11.7 Compliance with Laws. Each party shall be responsible for compliance,
     --------------------
     at its own expense, with all laws, statutes, regulations, rules, ordinances, and orders of any judicial authority or governmental body, department or agency, which apply to or result from its rights or obligations under this Agreement.

11.8 Severability. If any provision of the Agreement is held to be invalid
     ------------
     or unenforceable by any court or tribunal of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.

11.9 Headings. Captions and headings contained in this Agreement have been
     --------
     included for ease of reference only and shall not be considered in interpreting or construing this Agreement.

11.10 Audit Rights. Each party obligated to make payments hereunder shall keep,
      ------------
     during the Term of this Agreement and for one (1) year thereafter, proper records and books of account relating to the computation of such payments. No more frequently than once every six (6) months, the party receiving payment, at its own cost and expense and through an independent, competent auditor who signs a nondisclosure agreement reasonably acceptable to the party subject to the inspection, may inspect such records for the sole purpose of verifying reports. Any such inspection will be conducted in a manner that does not unreasonably interfere with the inspected party's business activities. The inspected party shall immediately make any over due payments disclosed by such audit. If such overdue payments are more than ten percent (10%) of the amount already paid for the particular time period in question, then the inspected party shall also pay for the expense of the auditor.

11.11 Survival. Upon the expiration or termination of this Agreement for any
      --------
     reason, the following provisions shall survive: PREAMBLE Section 1.0 (TERMS AND CONDITIONS); SCHEDULE A, Section 1.0 (DEFINITIONS) and Section 4.8 (Directory Ad Terms); SCHEDULE B, Section 1.0 (DEFINITIONS), Section 2.0 (EXCLUSIVITY), Section 3.0 (INTELLECTUAL PROPERTY), Section 4.0 (PUBLICITY), Section 5.0 (DISCLAMIMER OF WARRANTIES), Section 6.0 (CONFIDENTIALITY), Section 7.0 (INDEMNIFICATION), Section 8.0 (LIMITATION OF LIABILITY) Section 9.3 (Return of Confidential and Proprietary Materials and Removal of Links), Section 9.4 (Fulfillment of Orders), Section 10 (NOTICES) and Section 11.0 (GENERAL PROVISIONS).

                                    EXHIBIT A
                                    ---------
                             DIRECTORY AD SCEEN SHOT
                             -----------------------

                                [GRAPHIC OMITTED]

                                    EXHIBIT B
                                    ---------
                           SWITCHBOARD CONTENT POLICY
                           --------------------------

1. Switchboard reserves the right to reject any Directory Ad Order, or to remove, or to require that YP.Net remove, any Directory Ad placed by YP.Net hereunder or any YP.Net Merchant Content which, contains, or contains links to, content which Switchboard reasonable deems:

     (a) Is patently offensive, including without limitation, bigotry, racism, discrimination, hatred or profanity; is pornographic, obscene, or sexually explicit; is disparaging defamatory or libelous, results in an invasion of privacy; promotes gambling (including lotteries); promotes or provides instructional information about illegal activities or physical harm or injury to any group, individual, institution or property; or infringes on a proprietary interest of any third party, including without limitation, any copyright, trademark, domain registration right, trade secret or paten right; or may violate any federal, state, county, and municipal laws, regulation, governmental agency orders, and court orders;

     (b) States or implies an endorsement of the advertiser's products or Services by Switchboard or any third party associated with Switchboard.

2. In the event that Switchboard or a third party notifies YP.Net that a Directory Ad sold by or on behalf of YP.Net hereunder is the subject of complaints or concerns (e.g., from visitors to the Switchboard Site or any Switchboard Affiliated Sites) regarding the content of such Directory Ad or any material linked through such Directory Ad, YP.Net will use reasonable efforts to respond, or cause its merchant customer to respond in good faith to such complaints or concerns.

3. YP.Net acknowledges and agrees that, in certain local markets, Switchboard may be required pursuant to contracts with third parties to reject or remove Directory Ads and other forms of adverting promoting the following types of products or services; cigarettes; hard liquor; massage parlors; abortion clinics; firearms and ammunition; and head shops.